UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52089	36-4528166
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Broadway, 14th Floor Cambridge, Massachusetts		02142
(Address of principal executive offices)		(Zip Code)

(617) 475-1520

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

InVivo Therapeutics Corporation (“InVivo”), a subsidiary of InVivo Therapeutics Holdings Corporation, entered into Amendment One to its Exclusive License Agreement with Children’s Medical Center Corporation (the “CMCC License”), effective as of May 25, 2011. The amendment expands the field of use of the CMCC license to include parts of the peripheral nervous system, the cavernous nerve surrounding the prostate, the brain, the retina and cranial nerves. The CMCC License previously covered a wide range of biopolymers to treat spinal cord injury and to promote the survival and proliferation of cells in the spinal cord. The CMCC License includes 10 issued U.S. patents and 3 pending U.S. patents as well as 67 international patents and 34 pending international patents. InVivo will pay Children’s Medical Center Corporation (“CMCC”) a license amendment fee as consideration for the expansion of the field of use of the CMCC License. The amendment also updated the payment schedule for the expanded field of use. In connection with the amendment, InVivo submitted an updated development plan to CMCC under the CMCC License.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InVivo Therapeutics Holdings Corp.

Date: June 7, 2011	By:	/s/ Frank M. Reynolds
Frank M. Reynolds
Chief Executive Officer